UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2016

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (the “Company”) filed on July 28, 2016 (the “Original Form 8-K”). The Original Form 8-K was filed to report, among other things, the appointment of Geoffrey L. Berman as the Company’s Chief Restructuring Officer. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment solely to report the information required by Item 5.02(c)(3) of Form 8-K relating to Mr. Berman’s compensation. No information reported in the Original Form 8-K, including with respect to Item 9.01 therein, has changed.

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure contained in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Company entered into an engagement agreement (the “Engagement Agreement”) with Development Specialists, Inc. (“DSI”). The Engagement Agreement provides for, among other things, the services of Geoffrey L. Berman as Chief Restructuring Officer of the Company and, upon confirmation of the Company’s plan of liquidation (the “Plan”) by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), as trustee of the Company’s liquidating trust (together, the “CRO Services”). The Engagement Agreement also provides for the services of other DSI employees (the “Supporting Consulting Services”). The Engagement Agreement remains subject to approval by the Bankruptcy Court, where the Company’s case under Chapter 11 of Title 11 of the United States Code is currently pending.

Pursuant to the terms of the Engagement Agreement, Mr. Berman and any other DSI employee who may provide services to the Company under the Engagement Agreement will remain employed by DSI. Neither Mr. Berman nor any other DSI employee will receive any compensation from the Company for his or her services, nor will Mr. Berman or any other DSI employee participate in any of the Company’s employee benefit plans, except that the Company has agreed to provide Mr. Berman with coverage under its existing director’s and officer’s insurance policy for the period of the engagement ending upon the Bankruptcy Court’s confirmation of the Plan.

The Company has agreed to compensate DSI for the CRO Services and Supporting Consulting Services at a rate of $10,000 per month, with Mr. Berman’s hourly fee for services beyond the scope of the Engagement Agreement set at $590 per hour. In addition, the Company has agreed to reimburse DSI for its reasonable costs and expenses. DSI or the Company may terminate the Engagement Agreement for any reason upon five (5) business days’ written notice; provided that the Company will remain obligated to pay and/or reimburse DSI for all fees and expenses accrued under the Engagement Agreement as of the effective date of the termination.

The Company has also agreed to indemnify, hold harmless and defend DSI and its officers, directors, employees and agents, from and against any and all claims asserted against DSI or any DSI personnel arising out of, or in connection with, the Engagement Agreement.

The foregoing description of the material terms of the Engagement Agreement is qualified in its entirety by reference to the actual Engagement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Engagement Agreement, dated July 29, 2016, between the Company and Development Specialists, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: August 2, 2016	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer

INDEX TO EXHIBITS

10.1	Engagement Agreement, dated July 29, 2016, between the Company and Development Specialists, Inc.